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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                  ------------

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X| Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|X|    Soliciting Material Pursuant to ss.240.14a-12


                       Digital Courier Technologies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid:

--------------------------------------------------------------------------------


|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)  Filing Party:

--------------------------------------------------------------------------------

     4)  Date Filed:
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 18, 2002

                       DIGITAL COURIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      0-20771                87-0461586
            --------                      -------                ----------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                           Identification Number)


348 East 6400 South, Suite 220, Salt Lake City, Utah          95035
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (801) 266-5390

                                       N/A
          (Former Name or Former Address if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

Marshall Settlement
-------------------

On March 18, 2002, Digital Courier Technologies, Inc. ("DCTI" or the "Company"), Donald J. Marshall and Nautilus Management, Ltd., an entity wholly-owned and controlled by Mr. Marshall ("Nautilus" or, together with Mr. Marshall, "Marshall") entered into an amendment (the "Amendment") of the Settlement and Release Agreement (the "Settlement Agreement") previously entered into among them on October 16, 2001 to resolve a dispute regarding an allegation by Mr. Marshall that the Company had breached the Settlement Agreement, which the Company denies, and to make certain desired changes to the original terms of the Settlement Agreement.

This matter began in connection with litigation brought by Mr. Marshall against the Company in 2001, primarily regarding the Company's alleged failure to register certain stock held by Mr. Marshall. On October 16, 2001, the Company entered into a settlement agreement with Mr. Marshall (the "Settlement Agreement") to resolve the litigation. As part of the settlement, the Company issued to Mr. Marshall 3,500,000 shares of common stock and Mr. Marshall granted an irrevocable proxy to the Company's current Chairman and Chief Executive Officer to vote the shares for a period of up to three years. In addition, the Company agreed to pay Mr. Marshall $800,000 in quarterly installments (the "Cash Payment"), beginning with the quarter ending December 31, 2001, based upon a percentage of the Company's earnings before taxes, depreciation and amortization, if any, during each quarter. DCTI agreed to make all payments by October 2004 with annual interest at 15% accruing beginning in 2003. To assure payment, the Company also executed a confession of judgment, which may not be entered absent a default under the Settlement Agreement, in the amount of $7,500,000. The Company also modified a prior consulting agreement with Mr. Marshall.

In February 2002, Mr. Marshall asserted that DCTI had defaulted with respect to its obligation to pay the Cash Payment. Specifically, Mr. Marshall asserted that DCTI failed to remit to him the required quarterly payment after due notice and after the expiration of the cure period specified in the Settlement Agreement. DCTI disputes all of Mr. Marshall's assertions.

In order too resolve this dispute, DCTI and Mr. Marshall entered into the Amendment which provides as follows:

o Mr. Marshall waives any rights accruing to him as a result of any alleged prior default by DCTI with respect to the Cash Payment obligation under the Settlement Agreement.

o In consideration of Mr. Marshall's waiver, DCTI is required to pay to Mr. Marshall a concession fee of $136,000, of which $36,000 was paid on March 20, 2002 and $100,000 is payable by delivery to Mr. Marshall of 1,428,571 shares of DCTI's restricted common stock issued in the name of Nautilus within ten (10) business days after the date of the Amendment. The certificates are to be dated prior to March 15, 2002.

o DCTI and Mr. Marshall will negotiate in good faith a mutually acceptable joint defense agreement regarding the case captioned Ameropa Ltd. v. Digital Courier Technologies, Inc. et al., Case No. BC240619, currently pending in the Superior Court of the State of California for the County of Los Angeles. The Ameropa Ltd. litigation involves allegations by Ameropa Ltd., a holding company, that DCTI purchased a company in which Ameropa's assignors had an interest, without compensating those assignors. DCTI disputes Ameropa's allegations and intends to vigorously defend itself.

o The $800,000 Cash Payment will be payable to Mr. Marshall, without interest, at the rate of $3,500 on the fifth day and twentieth day of each month (for an aggregate monthly payment of $7,000) commencing with May 5, 2002 until the earlier of (i) the date DCTI has paid to Mr. Marshall the full Cash Payment, or (ii) March 31, 2006, on which date the entire remaining unpaid balance of the Cash Payment will become immediately due and payable.

o The remaining unpaid balance of the Cash Payment will accelerate and become immediately due and payable whenever (1) DCTI sells all or substantially all of its assets (2) DCTI completes any merger pursuant to which the owners of DCTI's common stock prior to such transaction do not own in excess of 50% of the voting capital stock of the surviving entity, (3) DCTI repurchases in excess of 50% of its outstanding capital stock, (4) DCTI issues voting capital stock in any transaction or series of transactions within any six month period as a result of which the holders of DCTI's voting capital stock before such transaction or series of transactions hold less than 50% of DCTI's voting capital stock after such transaction, (5) a majority of DCTI's board of directors is replaced other than by voluntary action of such board of directors, or (6) upon the occurrence of any event of default under the Amendment.

o Upon an event of default as defined in the Amendment, which includes defaults in the payment by DCTI of amounts due to Mr. Marshall and other customary contractual default provisions, any unpaid balance of the Cash Payment begins to accrue simple interest at the rate of 1.5% per month until paid in full, and Mr. Marshall may convert all or any portion of the then unpaid balance of the Cash Payment plus any accrued and unpaid interest into shares of DCTI common stock. The number of shares issuable upon conversion will be determined by dividing the dollar amount to be so converted by the lesser of (A) $0.07 per share, or (B) the average closing bid price of DCTI's common stock as quoted on any nationally recognized quotation service for the 20 trading days immediately preceding the date of such conversion.

o Until the Cash Payment has been paid in full, Mr. Marshall shall have the right to name one person, other than himself, to serve as a member of DCTI's Board of Directors.

New Director
------------

Also, on March 18, 2002, DCTI's Board of Directors elected Denis Yaro to fill an existing vacancy. From October 1999 to June 2001, Mr. Yaro was President and Chief Operating Officer of Conducent. From January 1996 to October 1999, Mr. Yaro was with CyberCash in various capacities, including Vice President, Product Development, Executive Vice President, Products and Operations and Executive Vice President, Strategic Business Development. From May 1989 to July 1995, Mr. Yaro was with - Sun Microsystems, in various capacities, including Director, Network Management, Vice President/General Manager, SunConnect, Sun's networking products business unit, and Vice President/General Manager, SunSoft Enterprise Management business unit. Mr. Yaro has a B.A. in Mathematics from St. John's College. The Company will submit the nomination of Mr. Yaro to the stockholders for election at the upcoming annual meeting of stockholders.

Forward-Looking Statements
--------------------------

Statements regarding the Company's expectations as to future revenue from its business strategy, and certain other statements presented herein, constitute forward-looking information within the meaning of the Private Securities
Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations. In addition to matters affecting the Company's industry generally, factors which could cause actual results to differ from expectations include, but are not limited to risks relating to the Company's continued ability to create or acquire products and services that customers will find attractive and the potential for increased competition which could affect pricing and profitability. Please see the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K on file with the Securities and Exchange Commission for further information concerning such factors.

Solicitation Disclosure
-----------------------

In connection with certain of the above-described transactions, Digital Courier Technologies, Inc. intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read the proxy statement and these other materials when they become available because they will contain important information. Security holders may obtain a free copy of the proxy statement and these other materials when they become available, as well as other materials filed with the Securities and Exchange Commission concerning Digital Courier Technologies, Inc., at the Securities and Exchange Commission's web site at http://www.sec.gov. Security holders of Digital Courier Technologies, Inc. may also obtain for free the proxy statement and other documents filed by Digital Courier Technologies, Inc. with the Securities and Exchange Commission in connection with the above-described transactions by directing a request to Evan Levine, Interim Chief Executive Officer, Digital Courier Technologies, Inc., 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107 telephone: (801) 266-5390.

Digital Courier Technologies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital Courier Technologies, Inc. stockholders with respect to the upcoming annual meeting of stockholders. Information regarding these directors and executive officers, including their ownership of Digital Courier Technologies, Inc. common stock, will be contained in Digital Courier Technologies, Inc.'s definitive proxy statement relating to the meeting.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 26, 2002           DIGITAL COURIER TECHNOLOGIES, INC.

                                By: /s/ James J. Condon
                                -----------------------
                                        James J. Condon
                                        Chairman of the Board

                                  Exhibit Index

Exhibit Number    Description
--------------    -----------

4 Amendment No. 1 to Settlement and Release Agreement dated as of March 18, 2002, by and among Digital Courier Technologies, Inc., Donald J. Marshall, and Nautilus Management, Ltd.

EXHIBIT NO. 4


                               AMENDMENT NO. 1 TO
                        SETTLEMENT AND RELEASE AGREEMENT

         THIS AMENDMENT NO. 1 TO SETTLEMENT AND RELEASE AGREEMENT (this "Agreement") is entered into as of the 18th day of March, 2002, by and among DIGITAL COURIER TECHNOLOGIES, INC., a Delaware corporation with its principal place of business and executive offices located at 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107 ("DCTI"), DON MARSHALL, an individual resident in St. Christopher & Nevis ("Marshall"), and NAUTILUS MANAGEMENT, LTD., a company organized and existing under the laws of St. Christopher & Nevis that is wholly owned and controlled by Marshall ("Nautilus") (unless more specifically indicated herein, references to Marshall shall also include Nautilus) (collectively, DCTI, Marshall and Nautilus may be referred to in this Agreement as the "Parties").

                                    RECITALS

         A. On October 16, 2001, DCTI, Marshall and Nautilus entered into a Settlement and Release Agreement (the "Settlement Agreement").

         B. In February 2002, Marshall asserted that DCTI had defaulted with respect to its payment obligations under Section 1 of the Settlement Agreement. Specifically, Marshall asserted that DCTI failed to remit to him the required quarterly payment after due notice and after the expiration of the cure period specified in Section 3 of the Settlement Agreement. DCTI disputes all of Marshall's assertions.

         C. Marshall is willing to waive any rights accruing to him as a result of any default by DCTI with respect to the payment obligations of Section 1 of the Settlement Agreement arising prior to the date of this Agreement upon the mutual execution and delivery of and performance by DCTI of its obligations under this Agreement.

         D. Except to the extent specifically set forth in this Agreement, the parties to this Agreement do not intend to amend or modify in any way the terms, conditions and provisions of the Settlement Agreement.

                                    AGREEMENT

         NOW, THEREFORE, pursuant to the Recitals above which are hereby incorporated, and for and in consideration of the terms and conditions of this Agreement, the mutual benefits to be derived from this Agreement and other good and valuable consideration received, the Parties hereby agree as follows:

         1. Amendments to Settlement Agreement.
            ----------------------------------

            a. Amendment to Section 1(a) of Settlement Agreement. Section 1(a) of the Settlement shall be deleted and replaced with the following:

               "1. Payment by DCTI to Marshall As payment for Marshall's agreement to execute and deliver this Agreement, DCTI agrees to pay Marshall as follows:

                    "a. Cash Payment. DCTI agrees to pay Marshall a total of Eight Hundred Thousand Dollars (US $800,000) (the "Cash Payment"). The Cash Payment shall be payable as follows:

                        "(i) Semi-Monthly Payments. DCTI shall pay to Marshall or his order in lawful money of the United States of America, Three Thousand Five Hundred Dollars ($3,500) on the fifth day and twentieth day of each month (for an aggregate monthly payment of $7,000) commencing with May 5, 2002 until the earlier of (i) the date DCTI shall have paid to Marshall the entirety of the Cash Payment, or (ii) March 31, 2006, on which date the entire remaining unpaid balance of the Cash Payment shall be immediately due and payable (the "Maturity Date"). Subject to Section 3(a), no interest shall accrue or be paid on the Cash Payment or any portion thereof. If the day of any month on which a payment is due is not a business day in Salt Lake City, Utah, then the payment otherwise due on such date shall be paid to Marshall on the next business day in Salt Lake City, Utah.

                        "(ii) Prepayment Without Penalty. DCTI may, in DCTI's sole discretion, and without penalty, decide to pay in full the then unpaid amount of the Cash Payment at any time after the date hereof but before the Maturity Date.

                        "(iii) Acceleration Upon Change of Control Transaction. If any time after the date hereof but prior to the date on which DCTI has paid in the full the Cash Payment plus any interest accrued thereon (1) DCTI shall enter into any transaction pursuant to which it sells all or substantially all of its assets, (2) DCTI shall complete any merger pursuant to which the owners of DCTI's common stock prior to such transaction do not own in excess of fifty percent (50%) of the voting capital stock of the entity surviving such merger,
(3) DCTI repurchases in excess of fifty percent (50%) of the then issued and outstanding capital stock of DCTI, (4) DCTI issues voting capital stock in any transaction or series of transactions within any six month period as a result of which the holders of DCTI's voting capital stock before such transaction or series of transactions hold less than fifty percent (50%) of DCTI's voting capital stock after such transaction, or (5) a majority of DCTI's board of directors is replaced other than by voluntary action of such board of directors (any such occurrence or transaction being a "Change of Control Transaction"), then all amounts then payable to Marshall under this Agreement shall accelerate and become immediately due and payable in full and shall be paid in full prior to or simultaneously with the closing or effective date of any such Change of Control Transaction, which payment shall be a condition to the completion or effectiveness of such Change of Control Transaction unless waived by Marshall in writing."

            b. Amendment to Section 2 of Settlement Agreement. Section 2 of the Settlement shall be deleted and replaced with the following:

               "2.  Default.

                    "a. Events of Default.   An event of default (each an "Event
of Default") shall occur if any of the following events shall occur:

                        "(i) Failure to pay Marshall in the amounts and within three (3) business days of the dates set forth in Section 1, including any obligation to pay any amounts due on an accelerated basis pursuant to Section 1(a)(iii), and such default continues for a period of three (3) business days after Marshall provides written notice to DCTI of such default;

                        "(ii) Filing by DCTI of a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, adjustment, readjustment of debts or any other relief under the Bankruptcy Code as amended or any insolvency act or law, state or federal, now or hereafter existing;

                        "(iii) Filing of an involuntary petition against DCTI in bankruptcy or seeking reorganization, arrangement, readjustment of debts or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged; or

                        "(iv) All or any substantial part of the property of DCTI shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of thirty (30) days."

         c. Amendment to Section 3 of the Settlement Agreement. Section 3 of the Settlement shall be deleted and replaced with the following:

               "3.  Remedies.

                    "a. Default Interest Rate. Upon the occurrence of an Event of Default, any then unpaid balance of the Cash Payment shall accrue simple interest at the rate of 1.5% per month until paid in full.

                    "b. Option to Convert. At any time after the occurrence of an Event of Default, Marshall may convert all or any portion of the then unpaid balance of the Cash Payment plus any accrued and unpaid interest thereon into that number of shares of DCTI's restricted common stock as shall be obtained by dividing the dollar amount to be so converted by the lesser of (A) $0.07 per share, or (B) the average closing bid price of DCTI's common stock as quoted on any nationally recognized quotation service for the twenty (20) trading days immediately preceding the date of such conversion. Marshall shall provide written notice to DCTI of the amount of the Cash Payment and interest accrued thereon that he desires to convert into common stock, together with instructions for issuing and delivering the certificate or certificates issuable upon such conversion, and within ten (10) business days after such notice is given, DCTI shall cause to be delivered to Marshall or his agents (as directed by Marshall in such written notice) a certificate or certificates representing the shares of DCTI common stock issuable upon such conversion. In such written notice, Marshall shall further certify to DCTI that all of the representations contained in Section 10 of the Settlement Agreement are true and correct as of the date of such notice.

                    "c. Acceleration.   Upon  any  occurrence  of  an  Event  of
Default, the entire unpaid balance of the Cash Payment that has not been converted into DCTI's restricted common stock under Section 3(b) of this Agreement, plus any accrued but unpaid interest thereon, shall become immediately due and payable.

                    "d. Cumulative. The remedies set forth in this Section 3 shall be cumulative and shall be in addition to and not in lieu of any other legal or equitable remedies Marshall would have upon the occurrence of an Event of Default or other breach of this Agreement."

         d. Amendment to Section 11(b) of the Settlement Agreement. Section 11(b) of the Settlement Agreement shall be deleted and replaced with the following:

                    "b. Notices. Any notice given to any party shall be delivered personally, or by first class mail, or by nationally recognized overnight courier service, or by facsimile copy, and any notice shall be deemed to be have delivered and complete ten (10) calendar days after deposit with the postal agency, upon delivery if by personal delivery, upon confirmed receipt if by facsimile copy, and on the next following business day if by nationally recognized overnight courier. Notice may be given by any party or by a party's counsel or agents. Notice shall be addressed as follows, unless written notice of change of address is given to all other parties:

                               If to DCTI:

                                        Digital Courier Technologies, Inc.
                                        Attention: Chief Executive Officer
                                        348 East 6400 South, Suite 220
                                        Salt Lake City, Utah 84107
                                        Fax:  (801) 266-5417
                                                          and

                                        Digital Courier Technologies, Inc.
                                        Attention: Controller
                                        348 East 6400 South, Suite 220
                                        Salt Lake City, Utah 84107
                                        Fax:  (801) 266-5417

                               with a copy to:

                                        Stephen D. Hibbard, Esq.
                                        McCutchen, Doyle, Brown & Enersen, LLP
                                        Three Embarcadero Center
                                        San Francisco, California 94111
                                        Fax: (415) 393-2286

                               If to Marshall:

                                        Donald J. Marshall
                                        c/o Durham Jones & Pinegar, P.C.
                                        Attn. N. Todd Leishman, Esq.
                                        111 East Broadway, Suite 900
                                        Salt Lake City, Utah 84111
                                        Fax: (801) 415-3500"

         2. Waiver; Terms. In consideration of DCTI's execution and delivery of and performance under this Agreement, Marshall agrees to waive any claim he may have for all defaults by DCTI in respect of the Settlement Agreement arising on or prior to the date of this Agreement, provided that such waiver shall be subject to DCTI's payment to Marshall of a concession fee equal to One Hundred Thirty-six Thousand Dollars (US $136,000), which shall be payable as follows:

            (a) Thirty-six Thousand Dollars ($36,000) shall be paid at or before 5:00 p.m., Salt Lake City, Utah time, on March 20, 2002, the actual receipt of which amount on or before such time being a condition subsequent to the efficacy of this Agreement, absent which this Agreement shall be null and void ab initio and shall have no force or effect. Such amount shall be paid by wire transfer according to the following instructions: KeyBank National Association, ABA No. 124000737, Durham Jones & Pinegar Trust Account, Account No. 4450-1000-1292; and

            (b) One Hundred Thousand Dollars ($100,000) shall be payable by delivery to Marshall of One Million Four Hundred Twenty-Eight Thousand Five Hundred Seventy-One (1,428,571) shares of DCTI's restricted common stock issued in the name of Nautilus. DCTI agrees to deliver a certificate representing such shares to Marshall within ten (10) business days after the date of this

Agreement, but covenants that the issuance date of such shares for all purposes shall be prior to March 15, 2002. Such certificate shall be delivered to Marshal, c/o Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, attention N. Todd Leishman. For purposes of this Section 2(b), Marshall represents and warrants that all of the representations and warranties set forth in Section 10 of the Settlement Agreement are true and correct as of the date of this Agreement.

         3. Joint Defense Agreement. The Parties agree that promptly after the date hereof they will enter into a mutually acceptable joint defense agreement regarding the case captioned Ameropa Ltd. v. Digital Courier Technologies, Inc. et al., Case No. BC240619 currently pending in the Superior Court of the State of California for the County of Los Angeles. DCTI covenants that within ten (10) business days after the date hereof it shall propose a form of joint defense agreement to Marshall, and the Parties shall thereafter negotiate in good faith to complete, execute and deliver a definitive joint defense agreement.

         4. Board Representation. DCTI covenants that, immediately after the date hereof, and until the Cash Payment has been paid in full, Marshall shall have the right to name one person, who shall be other than Marshall, to serve as a member of DCTI's Board of Directors.

         5. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall be on the date that this Agreement shall have been mutually signed by all parties, but in no event shall be later than March 18, 2002 (the "Closing Date"), but shall have no force or effect unless and until Marshall's receipt of the cash component of the concession fee described above in Section 2(a). The Closing shall occur at the offices of counsel to Marshall, Durham, Jones & Pinegar, Broadway Centre, Suite 900, 111 East Broadway, Salt Lake City, Utah 84111.

         6. Miscellaneous.

            a. Limited Effect. Except to the extent specifically amended, modified or superceded hereby, this Agreement shall have no effect on the Settlement Agreement, which shall continue in full force and effect, as amended by this Agreement.

            b. Notice. Any notice required under this Agreement shall be provided in the manner prescribed in the Settlement Agreement, as amended by this Agreement.

            c. Execution in Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, binding agreement between the executing parties, and all of which shall together constitute one and the same instrument. This Agreement also may be executed and delivered by facsimile transmission.

            d. No Third Party Beneficiaries. This Agreement is executed for the benefit of the parties hereto and is not intended for the benefit of any third party.

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

            e. Interpretation. All Agreement terms used in the singular number, or in the neuter or masculine gender, will apply to the plural number, and the masculine, feminine or neuter gender, as the context requires. The recitals set forth above are incorporated in this Agreement. Further, this Agreement is to be construed to effectuate the normal and reasonable expectations of sophisticated commercial entities entering into a final and conclusive agreement. This Agreement has been prepared by both parties and their professional advisors and shall be construed without regard to the rules of construction that otherwise might apply against a drafter.

            f. Modification. This Agreement may not be modified except by a mutually executed amendment to this Agreement, dated and executed by the authorized representatives of DCTI and Marshall. No oral statement or writing that does not meet the requirements of this paragraph will constitute a modification or waiver of any provision of this Agreement.

            g. Nonwaiver. Waiver of performance of any provision shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision of this Agreement.

            h. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah. Any suit brought hereon and any and all legal proceedings to enforce, interpret, or rescind this Agreement shall be brought solely in the state or federal courts sitting in Salt Lake County, State of Utah. Each party hereby agrees that any such court shall have exclusive in personam jurisdiction over it. DCTI hereby waives any defense that it was not personally served with process in the Action.

            i. Dispute; Attorney's Fees. In the event of a dispute over interpretation or breach of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief granted at or law or equity.

            j. Authorization. Any person signing this Agreement for or on behalf of an entity other than a natural person does by said signature warrant that he or she is duly authorized by said entity to undertake such action on its behalf, and that such signature is the valid and binding act of that entity. The parties represent and warrant to each other that this Agreement is valid and binding and in all respects enforceable in accordance with its terms.

            k. Invalidity. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the same shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

            l. Confidentiality. Except as otherwise provided in this Agreement, unless required by applicable law or a valid and enforceable subpoena or court order of a court of competent jurisdiction, neither party shall disclose or cause or allow to be disclosed any of the terms or conditions of, or the existence of, this Agreement, provided, however, that each party may disclose the terms or conditions of, and the existence of, this Agreement, to (a) its legal counsel, or (b) its tax and financial advisors, and further provided that

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

Marshall understands that DCTI is a publicly held corporation and has reporting obligations under the Securities Exchange Act of 1934 (the "1934 Act"), and DCTI may be required to disclose the terms or conditions of, or the existence of, this Agreement pursuant to the 1934 Act, and that any such required disclosure shall not be deemed to be a breach of this Section 5(l).

            m.  Authorization;   Corporate  Power.  The  Parties  represent  and
warrant to each other than they have the full corporate power and authority to execute and deliver and perform under this Agreement.


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         IN WITNESS WHEREOF,  this Agreement has been executed as of the day and year first above written.


         DCTI:               DIGITAL COURIER TECHNOLOGIES, INC.
                             a Delaware corporation


                             By: __________________________________________
                             Its:__________________________________________




         Marshall:           ______________________________________________
                             DON MARSHALL, individually



         Nautilus:           NAUTILUS MANAGEMENT, LTD.,
                             a St. Christopher & Nevis company


                             By: __________________________________________
                             Its:__________________________________________



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